                                                                    EXHIBIT 11.1

                   JACK CARL/312-FUTURES, INC. & SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
         AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK

                                                 YEAR ENDED JUNE 30,
                                         -------------------------------------
                                            1996         1995         1994
                                         -----------  -----------  -----------
Primary
Earnings
  Net income (loss)..................... $(1,133,100) $ 2,411,600  $   586,100
  Deduct assumed dividends on Class A
   preferred stock......................     (40,000)     (40,000)     (40,000)
                                         -----------  -----------  -----------
  Net income (loss) applicable to common
   stock................................ $(1,173,100) $ 2,371,600  $   546,100
                                         ===========  ===========  ===========
Shares
  Weighted average number of common
   shares outstanding...................  33,721,179   30,680,524   20,175,612
                                         ===========  ===========  ===========
  Primary earnings (loss) per common
   share:
  Net income (loss)..................... $      (.03) $       .08  $       .03
                                         ===========  ===========  ===========

                                                                    EXHIBIT 11.1

                   JACK CARL/312-FUTURES, INC. & SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE
         AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK

                                                   YEAR ENDED JUNE 30,
                                           ------------------------------------
                                              1996         1995        1994
                                           -----------  ----------- -----------
Assuming Full Dilution
Earnings
  Net income (loss)....................... $(1,133,100) $ 2,411,600 $   586,100
                                           ===========  =========== ===========
Shares
  Weighted average number of common shares
   outstanding............................  33,721,179   30,680,524  20,175,612
                                           ===========  =========== ===========
  Earnings (loss) per common share
   assuming full dilution:
  Net income (loss)....................... $      (.03) $       .08 $       .03
                                           ===========  =========== ===========

                                       70